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                                                                 EXHIBIT 10.6(E)


CREDIT REPORTING SERVICE AGREEMENT                                  ATTACHMENT C
(RESELLER)                                                                   TRW

   This Credit Reporting Services Agreement (this "Agreement") is dated as of, April 1992, and is between Mortgage Processor ("Subscriber / Reseller"), a Factual Data and TRW INC ("TRW"), an Ohio corporation acting through TRW Information Services.

                                ARTICLE 1 - TERM

   The term of this Agreement ("Term") will be the period beginning as of the date first written above and ending the fifteenth (15th) day after either party provides written notice to the other of its intention to terminate this Agreement.

                     ARTICLE 2 - CREDIT REPORTING SERVICES

   2.1 GENERALLY; Upon request by Subscriber / Reseller during the Term, TRW will provide Subscriber / Reseller with the services ("Services") offered from time to time by TRW. Certain of the Services consist of credit reports on individuals ("Consumers") to be resold by Subscriber / Reseller to third parties in connection with credit, employment or insurance underwriting transactions between said third parties and the individual consumers to whom such credit reports relate.

   2.2 METHOD OF PERFORMANCE: TRW will perform the Services in response to written or electronic requests provided by Subscriber / Reseller during the Term. Each such request will contain sufficient identifying information concerning the consumer about whom information is requested to enable TRW to perform the Services and will identify in the manner specified by TRW, the fact that the request is being made by Subscriber / Reseller. If so requested by Subscriber / Reseller, TRW will provide the Services by means of automated processing ("CPU to CPU").

   2.3 TIME OF PERFORMANCE: TRW will use its best efforts to provide Services as expeditiously as possible and in a timely manner; provided, however, TRW will have no liability Subscriber / Reseller for delays in providing Services.

   2.4 WARRANTY: TRW hereby warrants to Subscriber / Reseller that TRW will use its best efforts to confirm that information delivered to Subscriber / Reseller hereunder will be accurate and reliable credit information, but TRW does not guarantee the accuracy of reliability of such data. SUCH WARRANTY IS THE ONLY WARRANTY TRW HAS GIVEN SUBSCRIBER WITH RESPECT TO SUCH INFORMATION AND SUCH WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, TRW MIGHT HAVE GIVEN SUBSCRIBER WITH RESPECT THERETO, INCLUDING, FOR EXAMPLE. WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                ARTICLE 3 - FEES

   3.1 GENERALLY: With respect to each response (including "no record" responses) to a request for Services made by Subscriber / Reseller, Subscriber / Reseller will pay TRW a fee (collectively, the "Fees") equal to TRW's standard charge as published by TRW from time to time in effect during the Term. TRW reserves the right to change its standard charges at any time during the Term by giving Subscriber / Reseller thirty (30) days written notice.

   3.2 TAXES: Subscriber / Reseller will be solely responsible for all Federal, state and local taxes levied or accessed in connection with TRW's performance of Service other than income taxes accessed with respect to TRW's net income.

   3.3 METHOD OF PAYMENT: Periodically during the Term, TRW will deliver to Subscriber / Reseller invoices reflecting fees due hereunder, together with any taxes for which Subscriber / Reseller is responsible hereunder. Subscriber / Reseller will pay TRW the amounts indicated on such invoices within ten (10)
days after it receives such invoices.   If Subscriber / Reseller does not pay
invoiced Fees within the thirty (30) day period described above, it will also pay interest on the unpaid amount at the rate of one and one-half percent (1.5%) per month.

                          ARTICLE 4 - CONSUMER PRIVACY

   4.1 GENERALLY: Subscriber / Reseller hereby acknowledges that the information contained in credit reports it receives from TRW under this Agreement includes personal financial information about individual Consumers and, as such, sound business practice requires that Subscriber / Reseller treat such information responsibly and take responsible steps to assure that such information is not misused by the parties or any other person. Accordingly, the parties will abide by the provisions of this Article 4 throughout the Term.

   4.2 COMPLIANCE WITH LAW: In performing this Agreement and in using information provided hereunder, both parties will comply with all Federal, state and local statutes, regulations, and rules applicable to consumer credit information from time to time in effect during the Term, including, without limitation, the Fair Credit Reporting Act, 15, USC 1681 et seq. ("FCRA").

   4.3 USE OF CREDIT INFORMATION: Subscriber / Reseller hereby certifies that it will request and resell credit information received from TRW to third parties solely for said third parties' use in connection with credit, employment or insurance underwriting transactions between the third party and the Consumer to whom the credit information relates, or for other "permissible purposes" as defined by the FCRA, and will neither request nor use any such information for any other purpose.

   4.4 COMPLIANCE WITH TRW PROCEDURES: Subscriber / Reseller acknowledges receipt of TRW's Permissible Purpose Guidelines for Resellers, Reseller Client Investigation Requirements and Subscriber / Reseller agrees to conduct a reasonably diligent investigation of its customers to satisfy itself that each has a "permissible purpose" as defined by FCRA. At a minimum, Subscriber agrees to comply with TRW's Permissible Purpose Guidelines for Resellers and Permissible Purpose Type Codes and to follow the procedures described in TRW's Reseller Client Investigation Requirements.

  4.5 CONFIDENTIAL TREATMENT: Subscriber / Reseller will take reasonable precautions to assure that Consumer credit information will be held in strict confidence and disclosed only to those of its employees whose duties reasonably relate to the legitimate business purposes for which the information is requested or used and to no other person.


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                       ARTICLE 5 -  INTELLECTUAL PROPERTY

   5.1 NO LICENSE: Subscriber / Reseller will not acquire any patent rights, copyright interest or other right, claim or interest in the computer programs, forms,. Schedules, manuals or other proprietary items utilized or provided by TRW in connection with Services.

   5.2 RESTRICTIONS ON USE: Neither party will use, or permit their respective employees, agents and subcontractors to use, the trademarks, service marks, logos, names or any other proprietary of the other party affiliates, whether registered or unregistered, without such other party's prior written consent.

   5.3 OWNERSHIP OF CREDIT DATA: Subscriber/ Reseller acknowledges that TRW has expended substantial time, effort, and funds to compile TRW's Consumer credit information database and that all information contained in such database is and will continue to be the exclusive property of TRW. Nothing contained in this Agreement shall be deemed to convey to Subscriber / Reseller any right, title, or interest in or to TRW's Consumer credit information database or any part thereof.

                 ARTICLE 6 - INDEMNIFICATIONS AND LIMITATIONS

   Subscriber / Reseller will indemnify, defend, and hold TRW harmless from and against any and all liabilities, damages, losses, claims, costs, and expenses (including attorney's fees) arising out of the result from any breach of Subscriber / Reseller's obligation under this agreement.

                ARTICLE 7 - AMENDMENTS, TERMINATIONS, AND WAIVER

   7.1 AMENDMENTS: This Agreement may be amended at any time, but only by written instrument signed by both parties.

   7.2 UNILATERAL TERMINATION: This Agreement may be terminated unilaterally and immediately by TRW without notice if TRW receives information which, in TRW's sole judgement, reveals that Subscriber / Reseller has breached any of its obligations under Article 4.

                           ARTICLE 8 - MISCELLANEOUS

   8.1 STATUS: The parties will perform their obligations hereunder as independent contractors. Nothing contained in this Agreement shall be deemed to create any association, partnership, joint venture, or relationship of principal and agent or master and servant between the parties.

   8.2 EXCUSABLE DELAYS: Neither party will be liable to the other for any delay or failure in its performance of any of the acts required by this Agreement when such delay or failure arises beyond the responsible control of such party, including, without limitation, acts of God or public enemies, labor disputes, material or component shortages, supplier failures, embargoes, earthquakes, rationing, acts of local, state or national governments or public agencies, utility or communication failures or delays, fire, flood, epidemics, riots and strikes.

   8.3 GOVERNING LAW: This Agreement will be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

   8.4 SERVER ABILITY: If any provision of this Agreement shall be determined to be unlawful by a court of competent jurisdiction, then such provision shall be deemed to be served from this Agreement and every other provision of this Agreement shall remain in full force and effect.

   8.5 ASSIGNMENT: This Agreement shall be binding upon and inure to the benefit of the successors of each of the parties hereto, but shall not be assignable to either party without the prior written consent of the other.

   8.6 NO THIRD PARTIES: Neither this Agreement nor any provisions set forth herein is intended to, or shall, create any rights in or confer any benefits upon any person other than the parties hereto.

   8.7 COMPLETE AGREEMENT: This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior letters of intent, agreements, covenants, arrangements, communications, representations, or warranties, whether oral or written by any officer, employee, or representative of either party relating thereto.

   IN WITNESS WHEREOF, SUBSCRIBER and TRW INC. have each caused this Credit Reporting Services Agreement to be executed by their respective duly authorized representatives as of the date first above written.


 Factual Data - Ft. Collins/0600             TRW INC.
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Subscriber


By: /s/ JERRY DONNAN                         By: /s/ KEITH NORRIS
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   Signature                                    Signature


     Jerry Donnan                               Keith Norris, Area Director
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Print or Type Name                           Print or Type Name